SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities

Exchange Act of 1934

     FILED BY THE REGISTRANT   /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT     /  /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ X / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to sec.240.14a-14(c) or sec.240.14a-12

/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Implant Sciences Corporation
(Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-14.

                                           1)   Title of each class of securities to which transaction applies:
                                           2)   Aggregate number of securities to which transaction applies:
                                           3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-14
                                                      (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                           4)        Proposed maximum aggregate value of transaction:
                                           5)   Total fee paid

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-14(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                                                       1)       Amount Previously Paid:
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                                                                               3)       Filing Party:
                                           4)       Date Filed:

IMPLANT SCIENCES CORPORATION
107 Audubon Road, #5
Wakefield, MA 01880
(781) 246-0700
___________________

Notice of Annual Meeting of Stockholders

To Be Held on Wednesday, December 12, 2007

___________________

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Implant Sciences Corporation to be held on Wednesday, December 12, 2007 at 10:00 a.m. at the corporate offices located at 107 Audubon Road, #5, Wakefield, Massachusetts 01880 for the following purposes:

1. To elect five (5) directors to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Proposal 1”);

2. To consider and act upon a proposal to amend the Company’s 2004 Incentive and Nonqualified Stock Option Plan (the “Plan”) to increase the number of shares of the Company’s common stock available for issuance under the plan by 1,000,000 to 2,000,000 shares; and

3.  To transact any further business that may properly come before the annual meeting or any adjournment.

The Board of Directors has fixed the close of business on November 8, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the 2007 Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed envelope. If you sign and return your proxy without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors’ recommendations. You may revoke your proxy if you so desire at any time before it is voted.

                                    By Order of the Board of Directors
                                    /s/ Stephen N. Bunker, Clerk
                                     Stephen N. Bunker, Clerk

Wakefield, Massachusetts
November 12, 2007

IMPLANT SCIENCES CORPORATION
107 Audubon Road, #5
Wakefield, MA 01880
(781) 246-0700
___________________

PROXY STATEMENT
___________________

Annual Meeting of Stockholders

To Be Held on Wednesday, December 12, 2007
___________________

This proxy statement relates to the annual meeting of stockholders of Implant Sciences Corporation. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about November 12, 2007. The board of directors is soliciting proxies to be used at the annual meeting and any adjournments thereof. The annual meeting will be held at the corporate offices located at 107 Audubon Road, #5, Wakefield, Massachusetts 01880, on Wednesday, December 12, 2007, beginning at 10:00 a.m. local time.

When proxies are returned properly executed, the persons named in the proxies will vote the shares represented in accordance with the stockholders’ directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder has specified no choice in a properly executed proxy, the persons named as proxies will vote the shares as recommended by management.

Any stockholder may revoke his proxy at any time before it has been exercised by:

•	providing us with a later dated proxy,
•	notifying our clerk in writing of such revocation at the following address: Implant Sciences Corporation, 107 Audubon Road, #5, Wakefield, MA 01880, Attn: Clerk or Diane Ryan, or
•	attending the annual meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

We have fixed the close of business on November 8, 2007, as the record date for the annual meeting and any adjournment of the annual meeting. Only stockholders of record on the record date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment. At the close of business on the record date, there were issued and outstanding 11,854,638 shares of common stock, each of which is entitled to cast one vote.

QUORUM AND TABULATION OF VOTES

A quorum is required to transact business at the annual meeting. If a quorum should not be present, the annual meeting may be adjourned until a quorum is obtained. Our by-laws provide that a quorum for the annual meeting will be a majority in interest of the shares of common stock issued and outstanding and entitled to vote at the annual meeting. We will treat shares of common stock represented by a properly signed and returned proxy as present at the annual meeting for the purpose of determining a quorum. In general, votes withheld from any nominee for election as a director, abstentions and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A ‘‘broker non-vote’’ occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Each nominee to be elected as a director named in Proposal No. 1 must receive a plurality of the votes properly cast in favor at the annual meeting. Abstentions and votes withheld from director-nominees will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

Proposal No. 1, the persons named in the proxies will vote the shares FOR election of each nominee as a director if no specification is made.

Proposal No. 2, to approve the amendment of the Company’s 2004 Incentive and Nonqualified Stock Option Plan requires an affirmative vote of the holders of a majority of the votes properly cast at the meeting in person or by proxy.

We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

We have hired ADP to tabulate votes at the annual meeting.

Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholders shares.

Our 2007 annual report, including our audited financial statements for the fiscal year ended June 30, 2007, is being mailed to stockholders concurrently with this proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our board of directors is currently comprised of five directors. At the 2007 annual meeting, five directors will be elected to serve until the 2008 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated Phillip Thomas, Joseph Levangie, Michael Szycher, David Eisenhaure and Michael Turmelle. Dr. Szycher, Mr. Eisenhaure and Mr. Turmelle have served as directors of the Company for the periods indicated below. Mr. Thomas and Mr. Levangie have not previously been directors of the Company. Each nominee has indicated his willingness to serve as our director, and therefore the board of directors anticipates that each such nominee will serve as a director if elected. However, if any person nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

A quorum being present, the affirmative vote of a plurality of the shares present in person or represented by proxy is necessary to elect each of the nominees.

The board of directors recommends that you vote FOR the election of Phillip Thomas, Joseph Levangie, Michael Szycher, David Eisenhaure and Michael Turmelle as directors of Implant Sciences Corporation.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their ages as of November 9, 2007, are as follows:

Name	Age	Position	Position Since

Phillip C. Thomas (1) (2)	58	President and Chief Executive Officer, Nominee for Director	2007
Stephen N. Bunker (1)	64	Vice President and Chief Scientist, Director	1987
Diane J. Ryan (1)	47	Vice President Finance and Chief Financial Officer	2003
Walter Wriggins (1)	63	Vice President and General Manager Core Systems	2004
Michael Szycher (4) (5) (6)	68	Nominee for Director	1999
David Eisenhaure (4) (5) (6)	61	Nominee for Director	2002
Michael Turmelle (3) (4) (5)(6)	48	Nominee for Director	2005
Joseph Levangie	62	Nominee for Director	N/A

                        (1) Executive Officer
                        (2) Promoted to President and Chief Executive Officer in September 2007
                        (3) Chairman of the Audit Committee
                        (4) Member of the Audit Committee for the fiscal year ended June 30, 2007
                        (5) Member of the Compensation Committee for the fiscal year ended June 30, 2007
                        (6) Member of the Nominating Committee for the fiscal year ended June 30, 2007

There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Phillip C. Thomas has served as the Company’s Chief Executive Officer since September 2007, having joined the company in March 2007 as Chief Operating Officer. Prior to joining Implant Sciences he served for eight years as CEO of DOBI Medical Systems. He has also served as the Founder and CEO of Medication Delivery Devices Inc., a drug delivery company and as President of Mitek Systems, Inc. a NASDAQ high tech company which specialized in high security data products sold to the federal government. Previously, he was the Director of the Federal Systems Division of Data General, Inc. and prior to that as a Product Line Manager at Wang Laboratories. Mr. Thomas received his undergraduate degree from Brigham Young University.

Dr. Stephen N. Bunker has served as the Company’s Vice President and Chief Scientist since 1987 and a Director since 1988. Prior to joining the Company, from 1972 to 1987, Dr. Bunker was a Chief Scientist at Spire Corporation. From 1971 to 1972, Dr. Bunker was an Engineer at McDonnell Douglas Corporation. Dr. Bunker received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1969. Dr. Bunker is the author of sixteen patents with four more pending in the field of ion beam technology.

Diane J. Ryan has served as the Company’s Vice President of Finance and Chief Financial Officer since May 2003. Ms. Ryan has been employed with Implant Sciences Corporation since March 1989. From March 2003 to May 2003, she was the Corporate Controller of the Company. Ms. Ryan graduated from Salem State College with a B.S. in Business Administration and a minor in management.

Walter J. Wriggins has served as the Company’s Vice President and General Manager of Core Systems, since October 2004. Prior to his career at Core Systems, Mr. Wriggins had over 22 years experience in semiconductor industry. His career began as a materials scientist in the GE aircraft engine group, from which he transitioned to a sales and marketing career at various semiconductor companies throughout the country. These companies, at which he held senior management positions, include: Axcelis (formally Eaton Corporation), Applied Materials, Varian Thin Films, and Ion Implant Services. Mr. Wriggins received a B.A. in Applied Science, and a B.S. in Material Science and Engineering from Lehigh University and an MBA from Boston University.

Dr. Michael Szycher joined the Company’s Board of Directors in December 1999. He has been President and Chief Executive Officer and Chairman of CardioTech International, Inc., a publicly traded manufacturer of medical devices and biocompatible polymers from 1996 until August 2006. From 1988 to 1996, Dr. Szycher was Chairman and Chief Technology Officer of Polymedica Industries. Dr. Szycher is a recognized authority on polyurethanes and blood compatible polymers. He is the editor of six books on various subjects in blood compatible materials and devices and the author of eighty original research articles.

David Eisenhaure has served on the Company’s board of directors since November 2002. He has been the President, Chief Executive Officer and Chairman of the Board of SatCon Technology Corporation since 1985. From 1974 until 1985, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Dr. Eisenhaure also holds an academic position at M.I.T., as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure serves on the board of directors of Mechanical Technology Incorporated and Beacon Power. He holds a S.B., S.M. and an Engineer's Degree in Mechanical Engineering from M.I.T.

Joseph Levangie has been the Chief Executive Officer of JEL & Associates since 1980.  Mr. Levangie has held many executive positions including Chief Financial Officer of Greenman Technologies, Inc., Chief Operating & Financial Officer of Colorgen, Inc., Vice President, Corporate Development and Chief Financial Officer of Spire Corporation and Executive Vice President of The Solar Energy & Energy Conservation Bank. Mr. Levangie holds a S.B. from the Massachusetts Institute of Technology and a M.B.A from the Harvard Graduate School of Business Administration.

Michael Turmelle has served on the Company’s board of directors since December 2005. He is currently the Chief Financial Officer of Premium Power Corporation. From 1987 until October of 2006 Mr. Turmelle worked for SatCon Technology Corporation holding several positions including Chief Financial Officer from 1991 until 2000 and Chief Operating Officer from 2000 to 2005. Prior to SatCon Mr. Turmelle worked for HADCO Corporation. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its directors, officers and employees and has been posted on the Company’s website: www.implantsciences.com.

AUDIT COMMITTEE

The Board has designated from among its members an Audit Committee, which consists of Mr. Michael Turmelle (Chairman), Dr. Michael Szycher and Mr. David Eisenhaure, all of whom are independent members. Mr. Turmelle meets the requirements to qualify as a financial expert. The Audit Committee has the responsibility to ascertain that the Company’s financial statements reflect fairly the financial condition and operating results of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends the independent auditors to the Board, reviews the scope of the audit functions of the independent auditors and reviews the audit reports. In addition, the Audit Committee is responsible for reviewing and monitoring all related party transactions which may be entered into by the Company. The Audit Committee held a meeting each quarter during fiscal 2007. The responsibilities of the Audit Committee are outlined in a written charter available for review on the Company’s website: www.implantsciences.com.

NOMINATING COMMITTEE

The Board has designated from among its members a Nominating Committee, which consisted of Dr. Michael Szycher (Chairman), Mr. David Eisenhaure and Mr. Michael Turmelle, all of whom are independent members. The Nominating Committee selects nominees for election as our directors. The committee will give the same consideration to a nominee for electing to the board of directors recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by the By-laws.

COMPENSATION COMMITTEE

The Compensation Committee, which met two times during fiscal 2007, had three members, Mr. David Eisenhaure (Chairman), Dr, Michael Szycher and Mr. Michael Turmelle all of whom are independent board members under the AMEX listing standards. The Compensation Committee reviews and determines on both an annual and an as-needed basis the compensation of the Company’s chief executive officer (the “CEO”).  The Compensation Committee determines all elements of the CEO’s compensation, including salary, bonus, options, benefits and all other aspects of the total compensation package based on the compensation earned by a CEO in a similar corporation and industry. Additional responsibilities of the Compensation Committee are outlined in a written charter available for review on the Company’s website: www.implantsciences.com.

No person serving on the Compensation Committee at any time during fiscal 2007 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 2007, other than Mr. David Eisenhaure and our former Chairman, President and Chief Executive Officer, Dr. Anthony Armini, no executive officer of the Company served as a member of the board of directors or compensation  committee (or other board committee performing equivalent functions) of another entity. In addition, none of the members of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC. During fiscal 2007, Mr. Eisenhaure served on the board of directors of SatCon Technology Corporation and Dr. Armini served on the board of directors of Cardio-tech International, as well as on the board of directors of CorNova.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities ("ten percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are charged by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to us during the past fiscal year, and, if applicable, written representations that Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten percent stockholders were fulfilled.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The board of directors held fifteen meetings during the fiscal year ended June 30, 2007. No current director attended fewer than 80% of the total number of meetings held by the board or committees of the board on which he served. Directors are expected to attend all meetings. All of our directors are expected to attend the Annual Meeting. Five directors attended last year’s Annual Meeting. The board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating committee. The committees receive their authority and assignments from the board of directors and report to the board of directors. Each committee operates under a charter that has been approved by the board of directors. Three members of the board are independent. The Company believes that Mr. Levangie is also independent. Stockholders who wish to communicate with one or more directors may do so by mailing such communications to the Company’s principal offices 107 Audubon Road, #5, Wakefield, MA 01880, attention: Diane Ryan, Chief Financial Officer. The Chief Financial Officer will then relay all communications to the appropriate director(s).

DIRECTOR INDEPENDENCE

The Board has reviewed each of the director’s relationships with the Company in conjunction with Section 121 (A) of the listing standards of the American Stock Exchange (“AMEX”) and has affirmatively determined that three of our directors, Michael Turmelle, Dr. Michael Szycher and David Eisenhaure, are independent of management and free of any relationship that would interfere with their independent judgment as members of the Audit Committee.

COMPARATIVE STOCK COMPARISON

The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of Implant Sciences Corporation (“IMX”) for the period from July 1, 2002, and through the fiscal years ended June 30, 2003, 2004, 2005, 2006 and 2007 with the cumulative total return on: (i) the American Stock Exchange Composite Index (the “AMEX”) and (ii) a peer group (the “Peer Group”) determined by the Company. The graph assumes the investment of $100 in Implant Sciences’ common stock, the AMEX Composite Index, and the Peer Group on June 30, 2002, and reinvestment of all dividends.  Measurement points are on June 30, 2002, 2003, 2004, 2005, 2006 and 2007.

    The Peer Group consists of Isonics Corporation, North American Scientific Incorporated, RAE Systems, OSI Systems and Ibis Technology Corporation. Management selected the Peer issuers in good faith and on an industry or line-of-business basis.

Value of $100 investment on June 30, 2007 at each of the following measurement points.

	June 30,
	2002	2003	2004	2005	2006	2007
IMX	100	42	85	23	26	13
AMEX	100	108	139	172	214	262
Peer group	100	118	227	169	151	121

EMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

Our directors who are our employees do not receive any compensation for service on the board of directors. Directors, who are not our employees, are paid a yearly stipend of $6,000 and are reimbursed for reasonable travel expenses incurred in connection with attendance at board and committee meetings. In addition, each independent board member who attends a special board meeting is paid $750 per meeting.

Under the 2004 incentive and nonqualified stock option plan, each director who is not our employee, automatically receives an annual grant of options to purchase 10,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of election to the Board. Each such option will have a term of ten years and will vest in full on the date of the grant.

Executive Compensation

The following table sets forth the aggregate cash compensation paid by us with respect to the three fiscal years ended June 30, 2005, 2006 and 2007 to our executive officers:

SUMMARY COMPENSATION TABLE
							Non-Qualified
Name and Principal Position	Year	Salary($)	Bonus ($)			Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	Other Annual
				Awards($)	Awards($)	Compensation	Earnings	Compensation($)(1)	Total
Anthony J. Armini (2)	2007	$242,790	-	-	-	-	-	$22,628	$265,418
President, Chief Executive	2006	$214,712	-	-	$196,000	-	-	$12,353	$423,065
Officer and Chairman	2005	$213,101	-	-	-	-	-	$15,417	$228,518

Stephen N. Bunker	2007	$110,254	-	-	-	-	-	$1,102	$111,356
Vice President,	2006	$55,814	-	-	$137,000	-	-	$1,100	$193,914
Chief Scientist and Director	2005	$103,377	-	-	-	-	-	$1,077	$104,454

Phillip C. Thomas(3)	2007	$57,692	-	-	$177,600	-	-	$2,489	$237,781
President and Chief	2006	-	-	-	-	-	-	-	-
Executive Officer	2005	-	-	-	-	-	-	-	-

Diane J. Ryan	2007	$145,116	$18,750	-	$72,950	-	-	$1,220	$238,036
Vice President Finance and	2006	$137,308	-	-	$213,500	-	-	$1,217	$352,025
Chief Financial Officer	2005	$120,393	$25,000	-	-	-	-	$1,147	$146,540

Walter J. Wriggins (4)	2007	$140,000	$20,000	-	$28,500	-	-	$4,450	$192,950
Vice President and General	2006	$139,462	-	-	$77,400	-	-	$1,231	$218,093
Manager, Core Systems	2005	$101,124	-	-	-	-	-	-	$101,124

(1) Other annual compensation consists of life and disability insurance premiums and 401(k) plan beneftis paid by us on behalf of these executive officers. In addition, Dr. Armini, Mr. Thomas and Mr. Wriggins received a car allowance of $8,993, $2,250 and $3,600 respectively.

(2) Dr. Armini stepped down and President and CEO on September 27, 2007. He remains Chairman of the Board.
(3) Joined the Company in March 2007. Promoted to CEO on September 27, 2007.
(4) Joined the Company in October 2004.

OPTION GRANTS IN FISCAL 2007

The following table sets forth certain information regarding stock options held as of June 30, 2007 by the executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stocks or Units	All other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Phillip C. Thomas	3/12/2007	-	-	-	120,000	120,000	120,000	-	-	$2.12
Diane J. Ryan	8/31/2006	-	-	-	20,000	20,000	20,000	-	-	$2.40
	3/5/2007	-	-	-	25,000	25,000	25,000	-	-	$2.05
Walter Wriggins	6/29/2007	-	-	-	25,000	25,000	25,000	-	-	$1.64

OUTSTANDING EQUITY AWARDS

The following table shows outstanding equity awards at June 30, 2007:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock that Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Anthony J. Armini	48,000	-	-	$4.65	11/11/2007	-	-	-	-
	10,200	-	-	$2.31	3/4/2008	-	-	-	-
	50,000	-	-	$6.96	8/22/2008	-	-	-	-
	100,000	-	-	$4.50	12/13/2010	-	-	-	-
Stephen N. Bunker	50,000	-	-	$4.65	11/11/2007	-	-	-	-
	50,000	-	-	$6.33	8/22/2013	-	-	-	-
	50,000	-	-	$4.09	12/13/2015	-	-	-	-
Phillip C. Thomas	-	120,000	-	$2.12	3/12/2017	-	-	-	-
Diane J. Ryan	5,000	-	-	$10.90	4/4/2012	-	-	-	-
	20,000	-	-	$4.23	11/11/2012	-	-	-	-
	4,000	-	-	$2.10	3/4/2013	-	-	-	-
	21,800	-	-	$3.16	5/21/2013	-	-	-	-
	50,000	-	-	$6.33	8/22/2013	-	-	-	-
	20,100	9,900	-	$9.15	7/28/2014	-	-	-	-
	30,000	-	-	$3.80	11/1/2015	-	-	-	-
	50,000	-	-	$4.09	12/13/2015	-	-	-	-
	-	20,000	-	$2.40	8/31/2016	-	-	-	-
	-	25,000	-	$2.05	3/5/2017	-	-	-	-
Walter J. Wriggins	33,500	16,500	-	$9.92	10/15/2014	-	-	-	-
	13,400	6,600	-	$3.58	4/22/2015	-	-	-	-
	30,000	-	-	$3.89	10/31/2015	-	-	-	-
	-	25,000	-	$1.64	6/29/2017	-	-	-	-

Option Exercises and Stock Vested for fiscal 2007

Not applicable

Nonqualified Deferred Compensation for fiscal 2007

Not applicable

The following table shows the details of compensation paid to outside directors of the Company during 2007:

Director Compensation for fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael Szycher	13,500	-	16,200	-	-	-	29,700
David Eisenhaure	12,000	-	16,200	-	-	-	28,200
Michael Turmelle	13,500	-	16,200	-	-	-	29,700

Employment Agreements

Stephen N. Bunker. On June 30, 2004, the Company entered into an employment agreement with Dr. Stephen Bunker, the Company’s Vice President and Chief Scientist, with an initial term of three years and an automatic renewal for a successive period of three years, unless the Company or Dr. Bunker give the other party not less than three months written notice of non-renewal. Under this employment agreement, Dr. Bunker serves as the Company’s vice president and chief executive scientist at a base salary of up to $150,000, subject to increase as authorized by the Compensation Committee. In addition, Dr. Bunker may participate in the Company’s employee fringe benefit plans or programs generally available to employees of comparable status and position. The Company is entitled to terminate his employment for any material breach of his employment agreement at any time upon at least 30 days’ written notice. In the event the Company terminates Dr. Bunker’s employment without cause, the Company will pay him 12 months’ salary. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of two years after the term of the employment agreement, Dr. Bunker is subject to a non-competition provision.

Walter J. Wriggins. On October 15, 2004, we entered into an employment agreement, with an initial term of one years and an automatic renewal for a successive period of one year, unless we or Mr. Wriggins give the other party not less than thirty days written notice of non-renewal. Under this employment agreement, Mr. Wriggins serves as our Vice President of Business Development/Operations and general manager of Core Systems at a base salary of $140,000. In addition, Mr. Wriggins may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. We are entitled to terminate his employment for any material breach of his employment agreement at any time upon at least 30 days’ written notice. In the event we terminate Mr. Wriggins’ employment without cause, we will pay him the balance of the salary due for the term of the agreement. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of two years after the term of the employment agreement, Mr. Wriggins is subject to a non-competition provision.

Phillip Thomas. On March 12, 2007, we entered into an employment agreement whereby should Mr. Thomas’ employment be terminated for reasons other than cause during his first year of service,, he will be paid six months’ base salary in compensation and one year of base salary after one year of service.

AUDIT COMMITTEE REPORT

The audit committee, consisting of Messrs. Szycher, Eisenhaure and Turmelle, reviewed and discussed the audited financial statements for the year ended June 30, 2007, with management. The audit committee has discussed with our independent auditors, UHY LLP, any matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” Our independent accountants also provided to the audit committee the written disclosures and a letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent accountants the firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants and the audit committee’s review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Implant Sciences Corporation’s Annual Report on Form 10-K for the year ended June 30, 2007, as filed with the Securities and Exchange Commission.

                                            Michael Turmelle
                                            Michael Szycher
                                            David Eisenhaure

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	June 30,
	2007	2006
Audit fees	$ 196,000	$ 173,500
Audit related fees	95,000	65,500
Tax fees	-	-
Other fees	23,000	63,000
	$ 314,000	$ 302,000

The firm of UHY LLP ("UHY") acts as our principal independent registered public accounting firm. Through June 30, 2007, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Audit fees are those fees for professional services in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the review of our quarterly consolidated financial statements included in our Quarterly Report on Form 10-Q.

Audit-related fees consist primarily of services rendered in connection with consultations on financial accounting and reporting standards, SEC registration statements, and assistance with SEC staff comments.

Tax fees are primarily for preparation on tax returns, assistance with tax audits and appeals, advice on acquisitions and technical assistance.

The Company’s Audit Committee must pre-approve all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor, provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Company’s principal financial and accounting officer communicates to both the Chairman of the Audit Committee and the auditing services firm any services requested to be provided. The Audit Committee approved 100% of the audit related services in fiscal 2007.

It is expected that a representative of UHY LLP will attend the 2007 annual meeting as a guest. They are not expected to make a statement nor respond to questions, however, they will have the opportunity to do so if they desire to.

Certain Relationships and Related Transactions

Our former CEO and Chairman of the Board of Directors is also a director of CardioTech. The former CEO and Chairman of the Board of Directors of CardioTech, is also our director.

In March 2000, the Company entered into a joint research agreement with CardioTech to develop a proprietary porous polymer biocompatible coating technology as a platform for the Company’s proprietary radioactive brachytherapy technology. In consideration for this agreement, the Company agreed to pay $150,000 in cash and purchase 100,000 shares of CardioTech stock at a price of $1.00 per share. As of June 30, 2007, the Company has purchased these shares, the fair market value of which is $133,000 and is recorded as investments in available for sale securities in the accompanying consolidated balance sheet.

In March 2004 the Company entered into an Exchange & Venture Agreement with CardioTech International, Inc. (“CardioTech”), a public company and related party of the Company, and CorNova, Inc. (“CorNova”). CorNova is a start-up company incorporated as a Delaware corporation on October 12, 2003. CorNova’s focus is the development and marketing of innovative interventional cardiology products. In connection with the agreement, in March 2004, the Company and CardioTech issued 10,344 and 12,931 shares, respectively, of their respective common stock (the “Contributory Shares”) bearing an aggregate fair market value of $112,000 and $76,000, respectively, as of the date of the issuance. In exchange, the Company and CardioTech each received 1,500,000 shares of CorNova’s common stock, which represented a 30% ownership position for each party. In February 2005, upon CorNova’s securing of an additional $3,000,000 in financing (“Series A”), CardioTech and the Company each issued additional shares of their common stock, which was equal in value to twenty-five percent (25%) of the gross proceeds of the Series A Financing, or $750,000. As of June 30, 2007, the Company’s shares, represent a 16.2% ownership position. Our former CEO resigned from the Board of Directors of CorNova in September 2007.

Communications To The Board

Stockholders may communicate with the Company’s Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Chairman, Implant Sciences Corporation, 107 Audubon Road, #5, Wakefield, MA 01880. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information as of November 8, 2007, with respect to the beneficial ownership of our common stock of each director and nominee for director, each named executive officer in the executive compensation table above, all of our directors and current officers as a group, and each person known by us to be a beneficial owner of five percent or more of our common stock. This information is based upon information received from or on behalf of the individuals named therein.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Officers and Directors as a group	2,692,360	21%
Phillip C. Thomas	-	-
Stephen N. Bunker (3)	751,048	6%
Diane J. Ryan (4)	245,309	2%
Walter J. Wriggins (5)	106,114	1%
Michael Szycher (6)	81,000	1%
David Eisenhaure (7)	76,000	1%
Michael Turmelle (8)	20,000	-
Anthony Armini (9)	1,412,889	11%
Joseph Levangie	-	-

(1)	Unless otherwise noted, each person identified possesses sole voting and investment power over the shares.
(2)
The calculation of percentage of class is based on 11,854,638 shares of common stock issued and outstanding as of November 9, 2007 plus any shares issuable upon exercise of options, to such persons and included as being beneficially owned by him.

(3)	Includes 150,000 shares exercisable within 60 days of the date hereof.
(4)	Includes 217,467 shares exercisable within 60 days of the date hereof.
(5)	Includes 76,900 shares exercisable within 60 days of the date hereof.
(6)	Includes 79,000 shares exercisable within 60 days of the date hereof.
(7)	Includes 75,000 shares exercisable within 60 days of the date hereof.
(8)	Includes 20,000 shares exercisable within 60 days of the date hereof
(9)	Includes 229,200 shares exercisable within 60 days of the date hereof

PROPOSAL 2
THE 2004 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN PROPOSAL

Background

The Company’s 2004 Incentive and Nonqualified Stock Option Plan (the “2004 Plan”) was last amended at the Company’s 2005 annual meeting of stockholders on December 13, 2005 to increase the number of options to purchase shares of Common Stock reserved for issuance from 500,000 to 1,000,000 shares, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like.

In October 2007, the Company’s Board of Directors approved an amendment that will increase the number of options to purchase shares of Common Stock reserved for issuance from 1,000,000 shares to 2,000,000 subject to the approval of our stockholders.

Options issued under the 2004 Plan constitute a significant portion of the overall compensation of our employees, including our executive officers. Our board of directors, including the members of the compensation committee, believes that we will derive substantial benefits from increasing the aggregate number of options that we can issue under the 2004 Plan. Our board of directors believes that the proposed amendment, by enabling us to issue additional options under the plan, will enable us to further align the interests of our executive officers and other employees with the interests of our stockholders. The board also believes that the proposed amendment will assist us in attracting and retaining key executives by enabling us to offer competitive compensation packages. In addition, the board of directors believes that the availability of additional shares under the 2004 Plan would provide increased flexibility in structuring any acquisitions that we may pursue, although we currently do not have any acquisitions under consideration.

As of October 31, 2007, a total of 722,000 options were granted to employees of the Company, consultants and other associated persons under the 2004 Plan, of which 545,000 options were granted to executive officers and directors. The exercise price of such options ranges from $2.05 to $10.00.

Other than for the increase in the number of shares available for issuance under the 2004 Plan, no other changes will be made to the 2004 Plan that was approved by the stockholders at the 2004 Annual Meeting of the Stockholders on December 14, 2004.

Required Vote

Approval of our 2004 Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting. Assuming the presence of a quorum of more than 50% of the shares of our common stock, the failure to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
2004 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN PROPOSAL.

Description of the 2004 Incentive and Nonqualified Stock Option Plan

        Our board of directors originally adopted the 2004 Plan on September 21, 2004, and our stockholders approved the plan on December 14, 2004. We had reserved a total of 500,000 shares of common stock for issuance under the 2004 Plan. In September 2005, the board adopted an amendment to the 2004 Plan to increase the total number of shares of common stock that may be issued pursuant to awards under the 2004 Plan by 500,000 to 1,000,000 which was approved by the our stockholders on December 13, 2005. In October 2007, the Company’s Board of Directors approved an amendment that will increase the number of options to purchase shares of Common Stock reserved for issuance from 1,000,000 shares to 2,000,000 subject to the approval of our stockholders.

 Administration

        The 2004 Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee has the sole authority to construe and interpret the 2004 Plan and to make rules and regulations relating to implementation of the 2004 Plan, to select participants, to establish the terms and conditions of grants of Options and to grant Options, with broad authority to delegate responsibilities, except with respect to selection for participation of, and granting of Options to, persons subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Code. Members of the Compensation Committee are eligible to receive Options under the 2004 Plan.

Eligibility

        Under the 2004 Plan, options may be granted to all employees, officers, directors and consultants of the Company and its subsidiaries selected by the Compensation Committee. The Company has approximately 100 employees. Selection of the recipients of, and the nature and size of, Options granted under the 2004 Plan will be solely within the discretion of the Compensation Committee.

Common Stock Subject to 2004 Plan

        If the amendment is approved, a total of 2,000,000 shares of Common Stock will be available for issuance under the 2004 Plan. Such maximum number of Common Stock available are subject to appropriate equitable adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company affecting the Common Stock. The exercise price and any other limits or terms of an outstanding Option will also be appropriately adjusted.

        For the purpose of computing the total number of shares of Common Stock available for Options under the 2004 Plan, subject to adjustment as described in the preceding paragraph, the shares of Common Stock that may be issued under the 2004 Plan shall consist of authorized but unissued or reacquired shares of Common Stock, treasury shares or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Common Stock are acquired upon the exercise or award of an Option, the shares of Common Stock allocable to the unexercised portion of such Option or such repurchased shares of Common Stock shall again be available for issuance under the 2004 Plan.

Terms and Conditions of Options

ISOs

        The shares of Common Stock in respect of which ISOs granted under the 2004 Plan and all other option plans of the Company are first exercisable by any participant during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000 or such other limit as may be imposed by the Code. ISOs will be exercisable for such period as determined by the Compensation Committee, but not exceeding ten years from the date of grant. No ISOs may be granted later than September 21, 2014. However, an ISO granted to an employee who owns shares of Common Stock possessing more than 10% of the voting power of the Company (a “10% Owner”) will not be exercisable more than five years after the grant date.

Non-Qualified Stock Options

        Non-Qualified Stock Options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Compensation Committee determines, but not exceeding ten years from the date of grant. No Non-Qualified Stock Option may be granted under the 2004 Plan more than ten years after the date the 2004 Plan is approved by the stockholders.

Option Exercise Prices

        The exercise price of each ISO granted to an employee will be specified by the Compensation Committee in the Option agreement and must be at least 100% of the fair market value of the underlying shares of Common Stock on the grant date. However, an ISO granted to a 10% Owner will have an exercise price of at least 110% of the fair market value of the underlying shares of Common Stock on the grant date. The exercise price of Non-Qualified Stock Options may be less than the fair market value of the underlying shares of Common Stock on the date of grant and will be fixed by the Compensation Committee. For purposes of the 2004 Plan, the fair market value of a share of Common Stock on a particular date will be the last closing sale price as shown on the American Stock Exchange (or such other principal exchange on which the Common Stock may then be listed) on that date. On November 7, 2007, the closing price of the Common Stock on the American Stock Exchange was $1.75.

Exercise of Options

        The exercise date of an option granted under the 2004 Plan will be fixed by the Compensation Committee, but may not be later than ten years from the date of the grant. Options may be exercised in such installment as are fixed by the Compensation Committee.

        Options issued under the 2004 Plan will not be transferable other than by will or the laws of decent and distribution, although they may be exercised during the grantee’s lifetime by his/her legal representative if he/she becomes incapacitated. All options must be exercised within three months (3) after termination of the grantee’s affiliation with the Company (unless the option agreement has an earlier exercise period in the event of termination) with the exception of those grantees whose services terminate due to a permanent disability, in which case such grantee shall have one year following such termination to exercise their options.  Stock Options held by a non-employee director who retires in good standing shall remain outstanding for their entire term.

Options may be exercised only upon the payment in full of the applicable exercise price in cash, or, if approved by the Compensation Committee, by surrendering outstanding Options or shares of Common Stock awarded. The Company will make appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of each Option. If the participant has not remitted to the Company the amount required to satisfy those tax withholding requirements, the Company may withhold from the value of the Option any amount necessary to comply with those requirements. The Compensation Committee may elect, in its sole discretion, to permit a participant to pay applicable taxes in cash, in shares of Common Stock otherwise issuable under the 2004 Plan withheld by the Company, or by a combination thereof.

    Transferability of Options

        With the permission of the Compensation Committee, a 2004 Plan participant who has been granted a Non-Qualified Stock Option may transfer such Non-Qualified Stock Option to a revocable inter vivos trust as to which the participant is the settlor or may transfer such Non-Qualified Stock Option to a “Permissible Transferee.” A Permissible Transferee is any member of the immediate family of the participant, any trust solely for the benefit of members of the participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the participant’s immediate family or an organization described under Section 501(c)(3) of the Code. Any transferee of a Non-Qualified Stock Option will remain subject to all of the terms and conditions applicable to the Non-Qualified Stock Option and any rules prescribed by the Compensation Committee. A Permissible Transferee (other than a Section 501(c)(3) organization) may not retransfer a Non-Qualified Stock Option except by will or the laws of descent and distribution, and then only to another Permissible Transferee. Other than as described above, an Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom the Option was granted, may be exercised only by the participant or the participant’s guardian or legal representative.

Term, Amendment and Termination of 2004 Plan

        The Board of Directors or the Compensation Committee may amend, terminate or suspend the 2004 Plan at any time subject to the following limitations: stockholders of the Company must approve amendments to the Plan if such approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, applicable requirements of the Code or the rules of any securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded. No amendment may adversely affect any outstanding Option granted under the 2004 Plan without the consent of the affected participant.

Federal Income Tax Consequences

        The following is a brief summary of the principal federal income tax consequences to the Company and participants in the 2004 Plan based on the current provisions of the Code and the existing regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state or local tax laws or regulations.

ISOs

        A participant does not realize income on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the Common Stock acquired within two years from the grant date or within one year from the exercise date, the participant will not realize any ordinary taxable income by reason of the exercise and neither the Company nor its subsidiaries will be allowed a deduction by reason of the grant or exercise. The participant’s basis in the shares of Common Stock acquired upon exercise will be the amount paid upon exercise. Provided the participant holds the shares of Common Stock as a capital asset at the time of sale or other disposition of the shares of Common Stock, the gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares of Common Stock and the participant’s basis in the shares of Common Stock. If a participant disposes of the shares of Common Stock within two years from the date of grant of the ISO or within one year from the date of exercise (an “Early Disposition”), the participant will realize ordinary income at the time of disposition which will equal the excess, if any, of (1) the lesser of (a) the amount realized on the disposition or (b) the fair market value of the Common Stock on the date of exercise, over (2) the participant’s basis in the Common Stock. Also in this case, the Company or one of its subsidiaries will be entitled to a deduction in an amount equal to such income. If the participant holds the Common Stock as a capital asset at the time of disposition, the excess, if any, of the amount realized on disposition of the Common Stock over the fair market value of the Common Stock on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the Common Stock.

        If a participant disposes of shares of Common Stock for less than the participant’s basis in the shares of Common Stock, the difference between the amount realized and such basis will be a long-term or short-term capital loss, depending upon the holding period of the Common Stock, provided the participant holds the Common Stock as a capital asset at the time of disposition. Unless the participant makes an Early Disposition of such Common Stock, the excess of the fair market value of the Common Stock at the time the ISO is exercised over the exercise price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and may result in the imposition of the “alternative minimum tax” under Section 55 of the Code. The rules affecting application of the alternative minimum tax, including if it applies, how it affects a participant’s total tax liability and its affect on the participant’s tax liability for subsequent tax years are very complex; each participant will be advised to discuss possible application of this tax with his or her personal tax or investment adviser.

Non-Qualified Stock Options

        A participant does not recognize taxable income on the date of grant of the Non-Qualified Stock Option, provided that the Non-Qualified Stock Option does not have a readily ascertainable fair market value at the time it is granted. In general, the participant must recognize ordinary income at the time of exercise of the Non-Qualified Stock Option in the amount of the difference between the fair market value of the shares of Common Stock on the date of exercise and the exercise price. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income.

        Common Stock acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date, and the holding period for the Common Stock generally will begin on the date of exercise. Upon subsequent disposition of the Common Stock, the participant will recognize a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the Common Stock for one year or less. Any such disposition will not result in additional tax consequences to the Company.

    Other Matters

        The 2004 Plan is intended to comply with Section 162(m) of the Code with respect to Options granted to employees under the 2004 Plan.

Full Text of 2004 Plan.

                The above summary description of the 2004 Plan is qualified by and subject to the plan itself. Any stockholder may receive a free copy of the Plan as proposed to be amended by requesting a copy from Diane J. Ryan at (781) 246-0700. In addition, a copy of the full 2004 Plan, without the subsequent amendments to increase the shares of common stock reserved under the plan, was filed as in Appendix A of the Schedule 14A filed with the Securities and Exchange Commission on November 11, 2004 and can be inspected and copied at the Securities and Exchange Commission’s web site: http://www.sec.com.

        We intend to file a Registration Statement on Form S-8 covering the additional shares of common stock issuable under the 2004 Plan if the amendment is approved by the shareholders.

GENERAL

The Management of the Company does not know of any matters, other than those stated in the Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2007, as filed with the SEC, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Implant Sciences Corporation, 107 Audubon Road, #5, Wakefield, MA 01880, Attn: Diane Ryan, Chief Financial Officer.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no specific instructions are given with respect to the matter to be acted upon, the shares represented by the proxy will be voted FOR the election of the Director, and FOR the approval of the adoption of the 2007 Long-Term Incentive Plan.

Stockholder Proposals for the 2008 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company at its office in Wakefield, MA on or before September 1, 2008 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2007 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Wakefield, MA.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instruction contained therein, or, in the absence of such instruction, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.

Methods of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, both the election of directors and the ratification of the appointment of auditors are routine matters on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstention will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to item 1, the Proxy confers authority to vote “For” the persons listed as a candidate for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Item 2 unless “Against” or “Abstain” is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

                                                By order of the Board of Directors

                                            /s/ Phillip C. Thomas
                                                Phillip C. Thomas
                                                President and Chief Executive Officer

November 12, 2007